UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2020

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01             Entry into a Material Definitive Agreement.

On February 4, 2020, Rockwell Medical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as underwriter (the “Underwriter”), pursuant to which the Company (i) agreed to issue and sell an aggregate of 3,191,489 shares of its common stock (the “Shares”) to the Underwriter and (ii) granted the Underwriter an option for 30 days to purchase up to an additional 478,723 shares that may be sold upon the exercise of such option by the Underwriter (the “Offering”). The Shares were purchased by the Underwriter from the Company at a price of $2.22 per share.

The Offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-227363), which was previously filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering closed on February 6, 2020. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

Pursuant to the Underwriting Agreement, the Company’s executive officers and directors entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement filed hereto, providing for a 60-day “lock-up” period with respect to sales of the Company’s common stock, subject to certain exceptions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Gibson, Dunn & Crutcher LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities issued in the Offering. A copy of the opinion is filed herewith as Exhibit 5.1.

Item 2.02             Results of Operation and Financial Condition.

As reported in the Company’s preliminary prospectus supplement filed with the SEC on February 3, 2020, the Company expects net sales to be between $15.2 million and $15.5 million for the quarter ended December 31, 2019. As of December 31, 2019, the Company had $26.0 million in cash, cash equivalents and investments available-for-sale. The Company has prepared these estimates in good faith based upon its internal reporting as of and for the three months ended December 31, 2019. Such estimates are preliminary and inherently uncertain and subject to change as the Company finalizes its financial and operating data for the fourth quarter of 2019. There can be no assurance that the Company’s final results for the fourth quarter of 2019 will not differ materially from these estimates.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.         The following exhibit is being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 4, 2020, between Rockwell Medical, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: February 6, 2020	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer